EXHIBIT 99.1

For Immediate Release

WM Announces First Quarter 2024 Earnings

Momentum on Cost Optimization Powers Strong Expansion of Operating EBITDA Margin

WM Increases Full-Year Financial Outlook for Earnings and Cash Flow

Houston — Apr. 24, 2024 — WM (NYSE: WM) today announced financial results for the quarter ended March 31, 2024.

	Three Months Ended		Three Months Ended
	March 31, 2024 (in millions, except per share amounts)		March 31, 2023 (in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$5,159	$5,159	$4,892	$4,892

Income from Operations	$1,016	$1,014	$825	$828

Operating EBITDA(b)	$1,530	$1,528	$1,330	$1,333

Operating EBITDA Margin	29.7%	29.6%	27.2%	27.2%

Net Income(c) (d)	$708	$706	$533	$535

Diluted EPS(d)	$1.75	$1.75	$1.30	$1.31

“We’re pleased with the strong operational and financial performance the WM team delivered in the first quarter,” said Jim Fish, WM’s President and Chief Executive Officer. “Adjusted operating EBITDA growth was 14.6% and margin expanded 240 basis points, which was powered by optimization of costs in the Collection and Disposal business and disciplined execution on price programs. Our results are a testament to the investments we have made in talent, technology, and assets over the past several years.”(a)

Fish continued, “We outperformed our own high expectations in the first quarter, and what really stands out in our results is our ability to convert more of each revenue dollar to earnings. Achieving 29.6% adjusted operating EBITDA margin in the first quarter of the year, which historically has been our lowest margin quarter of a year, gives us confidence that we are positioned to deliver full-year margin in the range of 29.7% to 30.2%, expanding more than 100 basis points from the prior year at the midpoint. Momentum in capturing cost efficiencies and execution on our pricing programs allows us to raise our prior outlook for both adjusted operating EBITDA and free cash flow by $100 million.”(a)

FOR MORE

INFORMATION

Waste

Management

Web site

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

KEY HIGHLIGHTS FOR THE FIRST QUARTER of 2024

•	Total Company revenue grew 5.5%, driven primarily by core price of 7.2%.(e)
•	Collection and Disposal yield was 5.1%, and Collection and Disposal volume was -0.1%, or 0.3% on a workday adjusted basis.(f)

•	Operating expenses as a percentage of revenue improved 210 basis points to 60.9%, compared to prior year adjusted results, driven by efficiencies in the Collection and Disposal business.(a) The Company’s technology and automation investments continue to provide benefits, driver turnover remained at record lows and collection efficiency meaningfully improved for the second consecutive quarter.
•	SG&A expenses were 9.5% of revenue, an improvement of 20 basis points from the prior year.
•	Total Company adjusted operating EBITDA grew 14.6% to $1.53 billion, and margin expanded 240 basis points to 29.6% on an adjusted basis.(a)
•	The Company’s Collection and Disposal business grew adjusted operating EBITDA by $212 million to $1.73 billion and margin expanded 310 basis points to 36.6%.(a)
•	Operating EBITDA in the Recycling Processing & Sales and WM Renewable Energy businesses grew 13.2%, primarily driven by higher market prices for recycled commodities partially offset by temporary shutdown costs associated with recycling facility upgrades.(f)(g)
•	The Company continues to progress growth projects in its recycling and renewable energy businesses, with two significant projects completed during the first quarter. WM began operations at its largest upgraded recycling facility, located in Germantown, Wis., and also commissioned a new renewable natural gas facility near Dallas, Texas.
•	The Company returned $557 million to shareholders, including $250 million of share repurchases and $307 million of cash dividends.

UPDATED 2024 OUTLOOK

	Current Expectations	Original Expectations

Revenue	5% - 5.75% Growth from Prior Year	6% - 7% Growth from Prior Year

Adjusted Operating EBITDA(a) (b)	$6.375 - $6.525 Billion	$6.275 - $6.425 Billion

Adjusted Operating EBITDA Margin(a)	29.7% - 30.2%	29.0% - 29.4%

Free Cash Flow(a)	$2.0 - $2.15 Billion	$1.9 - $2.05 Billion

Fish concluded, “We kicked off the year with great momentum, thanks to our team's dedication to executing on our strategic priorities. Our outstanding performance in the first quarter sets us up for another year of robust financial growth.”

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(d)	In the first quarter, the Company recognized $37 million of investment tax credits (“ITC”) associated with the development of renewable natural gas projects as a reduction to its income tax expense, resulting in a $0.09 per diluted share benefit. The first quarter benefit is based on the Company’s projected full year ITC benefit of about $145 million, which is derived from its projected completion of five new renewable natural gas facilities by the end of 2024. The amount of the projected ITC benefit for 2024 is based on a number of estimates and assumptions, including the timing of project completion and interpretation of the Inflation Reduction Act.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	In the fourth quarter of 2023, the Company updated its reportable segments to enhance transparency regarding its financial performance and underscore its commitment to sustainability through substantial planned and ongoing investments in its Recycling Processing and Sales and WM Renewable Energy businesses. The Company reports through four segments, referred to as (i) Collection and Disposal – East Tier; (ii) Collection and Disposal – West Tier; (iii) Recycling Processing and Sales and (iv) WM Renewable Energy. The Company’s East and West Tiers along with certain ancillary services not managed through our Tier segments form its “Collection and Disposal” businesses.

(g)	The Company’s blended average single stream recycled commodity price was about $84 per ton compared to about $54 per ton in the prior year period, and the full-year expectation for pricing has increased to approximately $80 per ton from approximately $70 per ton. The average value of Renewable Fuel Standard credits was $3.01 compared to $2.28 in the prior year period, and the average natural gas price was $2.27 per MMBtu compared to $2.37 per MMBtu in the prior year period. The average electricity price was about $62 per megawatt hour compared to about $66 per megawatt hour in the prior year period.

The Company will host a conference call at 10 a.m. ET on April 25, 2024 to discuss the first quarter 2024 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM's fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements under the heading “Updated 2024 Outlook” and all statements regarding future performance or financial results of our business; achievement of financial outlook and growth; drivers of financial performance; investment tax credit benefits; and future investments and results. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions; environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage and labor related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition; pricing actions; impacts from international trade restrictions; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; weakness in general economic conditions and capital markets, including potential for an economic recession; instability of financial institutions; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; inability to adapt and manage the benefits and risks of artificial intelligence; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA and margin, and free cash flow. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future operating EBITDA and margin is anticipated to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Operating revenues	$5,159	$4,892
Costs and expenses:
Operating	3,140	3,086
Selling, general and administrative	491	476
Depreciation, depletion and amortization	514	505
Restructuring	—	3
(Gain) loss from divestitures, asset impairments and unusual items, net	(2)	(3)
	4,143	4,067
Income from operations	1,016	825
Other income (expense):
Interest expense, net	(130)	(120)
Equity in net losses of unconsolidated entities	(19)	(11)
Other, net	2	2
	(147)	(129)
Income before income taxes	869	696
Income tax expense	162	164
Consolidated net income	707	532
Less: Net income (loss) attributable to noncontrolling interests	(1)	(1)
Net income attributable to Waste Management, Inc.	$708	$533
Basic earnings per common share	$1.76	$1.31
Diluted earnings per common share	$1.75	$1.30
Weighted average basic common shares outstanding	401.7	407.4
Weighted average diluted common shares outstanding	403.5	409.0

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$322	$458
Receivables, net	2,685	2,870
Other	522	476
Total current assets	3,529	3,804
Property and equipment, net	17,044	16,968
Goodwill	9,246	9,254
Other intangible assets, net	728	759
Other	2,119	2,038
Total assets	$32,666	$32,823
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,613	$3,892
Current portion of long-term debt	336	334
Total current liabilities	3,949	4,226
Long-term debt, less current portion	15,762	15,895
Other	5,877	5,806
Total liabilities	25,588	25,927
Equity:
Waste Management, Inc. stockholders’ equity	7,082	6,903
Noncontrolling interests	(4)	(7)
Total equity	7,078	6,896
Total liabilities and equity	$32,666	$32,823

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$707	$532
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	514	505
Other	137	107
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	9	(100)
Net cash provided by operating activities	1,367	1,044
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(11)	(34)
Capital expenditures	(668)	(660)
Proceeds from divestitures of businesses and other assets, net of cash divested	15	11
Other, net	(91)	(95)
Net cash used in investing activities	(755)	(778)
Cash flows from financing activities:
New borrowings	4,412	6,885
Debt repayments	(4,570)	(6,548)
Common stock repurchase program	(250)	(350)
Cash dividends	(307)	(289)
Exercise of common stock options	32	12
Tax payments associated with equity-based compensation transactions	(48)	(28)
Other, net	(6)	(1)
Net cash used in financing activities	(737)	(319)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(2)	—
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(127)	(53)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	552	445
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$425	$392

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	March 31,
	2024			2023
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues	Revenues	Revenues	Revenues	Revenues
Commercial	$1,501	$(185)	$1,316	$1,412	$(161)	$1,251
Industrial	934	(187)	747	933	(177)	756
Residential	876	(22)	854	854	(25)	829
Other collection	751	(53)	698	689	(50)	639
Total collection	4,062	(447)	3,615	3,888	(413)	3,475
Landfill	1,177	(385)	792	1,150	(391)	759
Transfer	560	(251)	309	540	(251)	289
Total Collection and Disposal	$5,799	$(1,083)	$4,716	$5,578	$(1,055)	$4,523
Recycling Processing and Sales	436	(68)	368	374	(80)	294
WM Renewable Energy	70	(1)	69	70	(1)	69
Corporate and Other	12	(6)	6	12	(6)	6
Total	$6,317	$(1,158)	$5,159	$6,034	$(1,142)	$4,892

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended March 31, 2024 vs. 2023
		As a % of		As a % of
		Related		Total
	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$218	5.1%
Recycling Processing and Sales and WM Renewable Energy(c)	60	15.7
Energy surcharges and mandated fees(d)	(28)	(11.3)
Total average yield(e)			$250	5.1%
Volume(f)			(1)	—
Internal revenue growth			249	5.1
Acquisitions			19	0.4
Divestitures			(1)	—
Foreign currency translation			—	—
Total			$267	5.5%

	Period-to-Period Change for the
	Three Months Ended
	March 31, 2024 vs. 2023
	As a % of Related Business(a)
	Yield	Volume(g)
Commercial	6.8%	0.7%
Industrial	5.8	(3.9)
Residential	6.4	(2.9)
Total collection	6.1	(1.6)
MSW	4.6	3.4
Transfer	5.5	2.8
Total collection and disposal	5.1%	0.3%

(a)	Calculated by dividing the increase or decrease for the current year by the prior year’s related business revenue adjusted to exclude the impacts of divestitures for the current year.

(b)	Calculated by dividing the increase or decrease for the current year by the prior year’s total Company revenue adjusted to exclude the impacts of divestitures for the current year.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and WM Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	Our energy surcharge was revised in the second quarter of 2023 to incorporate market prices for both diesel and compressed natural gas (“CNG”).

(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(f)	Includes activities from our Corporate and Other businesses.
(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)	Three Months Ended
	March 31,
	2024	2023
Net cash provided by operating activities	$1,367	$1,044
Capital expenditures to support the business	(502)	(504)
Proceeds from divestitures of businesses and other assets, net of cash divested	15	11
Free cash flow before sustainability growth investments	880	551
Capital expenditures - sustainability growth investments	(166)	(156)
Free cash flow	$714	$395

	Three Months Ended
	March 31,
	2024	2023
Supplemental Data

Internalization of waste, based on disposal costs	68.3%	68.5%

Landfill depletable tons (in millions)	29.0	29.3

Acquisition Summary(b)

Gross annualized revenue acquired	$1	$18

Total consideration, net of cash acquired	3	34

Cash paid for acquisitions consummated during the period, net of cash acquired	2	31

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	18	34

Landfill Amortization and Accretion Expenses:

	Three Months Ended
	March 31,
	2024	2023
Landfill depletion expense:
Cost basis of landfill assets	$146	$142
Asset retirement costs	30	36
Total landfill depletion expense(c)	176	178
Accretion expense	33	32
Landfill depletion and accretion expense	$209	$210

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	The decrease in landfill depletion for the three months ended March 31, 2024 as compared to the quarter ended March 31, 2023 was primarily driven by the closure of a landfill in our East Tier partially offset by increases due to changes in estimates.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31, 2024
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,016	$869	$162		$708	$1.75
Adjustment:
Gain from asset impairments and unusual items, net	(2)	(2)	0		(2)	0
As adjusted amounts	$1,014	$867	$162	(b)	$706	$1.75
Depreciation, depletion and amortization	514
As adjusted operating EBITDA	$1,528

Adjusted operating EBITDA margin	29.6%

	Three Months Ended March 31, 2023
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$825	$696	$164	$533	$1.30
Adjustments:
Collective bargaining agreement costs	6	6	2	4
Reversal of legacy loss contingency reserve	(3)	(3)	(1)	(2)
Restructuring	3	3	1	2
Gain from asset impairments and unusual items, net	(3)	(3)	(1)	(2)
	3	3	1	2	0.01
As adjusted amounts	$828	$699	$165 (b)	$535	$1.31
Depreciation, depletion and amortization	505
As adjusted operating EBITDA	$1,333

Adjusted operating EBITDA margin	27.2%

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The first quarter 2024 and 2023 adjusted effective tax rates were 18.6% and 23.6%, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Quarter Ended March 31, 2024
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,716	$368	$69	$6	$5,159

Income from Operations, as reported	$1,279	$19	$21	$(303)	$1,016
Depreciation, depletion and amortization	450	29	8	27	514
Operating EBITDA, as reported	$1,729	$48	$29	$(276)	$1,530

Adjustment:
Gain from asset impairments and unusual items, net	(2)	0	0	0	(2)
Adjusted operating EBITDA	$1,727	$48	$29	$(276)	$1,528

Operating EBITDA margin, as reported	36.7%	13.0%	42.0%	N/A	29.7%
Adjusted operating EBITDA margin	36.6%	13.0%	42.0%	N/A	29.6%

	Quarter Ended March 31, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,523	$294	$69	$6	$4,892

Income from Operations, as reported	$1,064	$13	$20	$(272)	$825
Depreciation, depletion and amortization	445	27	8	25	505
Operating EBITDA, as reported	$1,509	$40	$28	$(247)	$1,330

Adjustments:
Collective bargaining agreement costs	6	0	0	0	6
Gain from asset impairments and other, net	0	0	0	(3)	(3)
	6	0	0	(3)	3
Adjusted operating EBITDA	$1,515	$40	$28	$(250)	$1,333

Operating EBITDA margin, as reported	33.4%	13.6%	40.6%	N/A	27.2%
Adjusted operating EBITDA margin	33.5%	13.6%	40.6%	N/A	27.2%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2024		March 31, 2023
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$5,159		$4,892

Operating expenses, as reported	$3,140	60.9%	$3,086	63.1%
Adjustments:
Collective bargaining agreement costs	0		(6)
Reversal of legacy loss contingency reserve	0		3
Operating expenses, as adjusted	$3,140	60.9%	$3,083	63.0%

2024 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$5,000	$5,250
Capital expenditures to support the business	(2,200)	(2,300)
Proceeds from divestitures of businesses and other assets, net of cash divested	50	100
Free cash flow before sustainability growth investments	$2,850	$3,050
Capital expenditures - sustainability growth investments	(850)	(900)
Free cash flow	$2,000	$2,150

(a) The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2024. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended March 31,
	2024		2023
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$191	1.2%	$141	0.9%
Accretion expense	$33	0.6%	$32	0.6%

WASTE MANAGEMENT, INC.

SUPPLEMENTAL DATA – 2023 OPERATING REVENUES BY LINE OF BUSINESS

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

	Quarter Ended June 30, 2023
	Gross	Intercompany	Net
	Operating	Operating	Operating
	Revenues	Revenues	Revenues
Commercial	$1,424	$(168)	$1,256
Industrial	974	(192)	782
Residential	866	(25)	841
Other collection	745	(56)	689
Total collection	4,009	(441)	3,568
Landfill	1,263	(417)	846
Transfer	585	(265)	320
Total Collection and Disposal	$5,857	$(1,123)	$4,734
Recycling Processing and Sales	394	(78)	316
WM Renewable Energy	63	(1)	62
Corporate and Other	14	(7)	7
Total	$6,328	$(1,209)	$5,119

	Quarter Ended September 30, 2023
	Gross	Intercompany	Net
	Operating	Operating	Operating
	Revenues	Revenues	Revenues
Commercial	$1,464	$(179)	$1,285
Industrial	982	(194)	788
Residential	875	(23)	852
Other collection	773	(55)	718
Total collection	4,094	(451)	3,643
Landfill	1,259	(412)	847
Transfer	594	(263)	331
Total Collection and Disposal	$5,947	$(1,126)	$4,821
Recycling Processing and Sales	386	(81)	305
WM Renewable Energy	68	(1)	67
Corporate and Other	12	(7)	5
Total	$6,413	$(1,215)	$5,198

WASTE MANAGEMENT, INC.

SUPPLEMENTAL DATA – 2023 OPERATING REVENUES BY LINE OF BUSINESS

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

	Quarter Ended December 31, 2023
	Gross	Intercompany	Net
	Operating	Operating	Operating
	Revenues	Revenues	Revenues
Commercial	$1,501	$(184)	$1,317
Industrial	947	(190)	757
Residential	879	(23)	856
Other collection	799	(59)	740
Total collection	4,126	(456)	3,670
Landfill	1,191	(391)	800
Transfer	574	(257)	317
Total Collection and Disposal	$5,891	$(1,104)	$4,787
Recycling Processing and Sales	422	(73)	349
WM Renewable Energy	75	—	75
Corporate and Other	13	(7)	6
Total	$6,401	$(1,184)	$5,217

WASTE MANAGEMENT, INC.

SUPPLEMENTAL DATA - 2023 SEGMENT REPORTING BY QUARTER

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Quarter Ended June 30, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,734	$316	$62	$7	$5,119

Income from Operations, as reported	$1,173	$24	$14	$(267)	$944
Depreciation, depletion and amortization	461	25	9	26	521
Operating EBITDA, as reported	$1,634	$49	$23	$(241)	$1,465

Adjustments:
Collective bargaining agreement costs	1	0	0	0	1
Restructuring	0	0	0	1	1
	1	0	0	1	2
Adjusted operating EBITDA	$1,635	$49	$23	$(240)	$1,467

Operating EBITDA margin, as reported	34.5%	15.5%	37.1%	N/A	28.6%
Adjusted operating EBITDA margin	34.5%	15.5%	37.1%	N/A	28.7%

	Quarter Ended September 30, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,821	$305	$67	$5	$5,198

Income from Operations, as reported	$1,259	$18	$17	$(273)	$1,021
Depreciation, depletion and amortization	458	28	8	25	519
Operating EBITDA, as reported	$1,717	$46	$25	$(248)	$1,540

Adjustment:
Collective bargaining agreement costs	1	0	0	0	1
Adjusted operating EBITDA	$1,718	$46	$25	$(248)	$1,541

Operating EBITDA margin, as reported	35.6%	15.1%	37.3%	N/A	29.6%
Adjusted operating EBITDA margin	35.6%	15.1%	37.3%	N/A	29.6%

WASTE MANAGEMENT, INC.

SUPPLEMENTAL DATA - 2023 SEGMENT REPORTING BY QUARTER

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Quarter Ended December 31, 2023
		Recycling	WM
	Collection	Processing	Renewable	Corporate
	and Disposal	and Sales	Energy	and Other	Total
Operating revenues, as reported	$4,787	$349	$75	$6	$5,217

Income from Operations, as reported	$1,325	$(99)	$28	$(469)	$785
Depreciation, depletion and amortization	448	30	8	40	526
Operating EBITDA, as reported	$1,773	$(69)	$36	$(429)	$1,311

Adjustment:
(Gain) loss from asset impairments and other, net	0	122	0	125	247
Adjusted operating EBITDA	$1,773	$53	$36	$(304)	$1,558

Operating EBITDA margin, as reported	37.0%	N/A	48.0%	N/A	25.1%
Adjusted operating EBITDA margin	37.0%	15.2%	48.0%	N/A	29.9%